CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Trustees
Turner Funds:

We consent to the use of our report dated November 26, 2008, with respect to the financial statements of the Turner Concentrated Growth Fund, Turner Core Growth Fund, Turner Emerging Growth Fund, Turner Large Cap Growth Fund, Turner Midcap Growth Fund, Turner New Enterprise Fund, Turner Small Cap Growth Fund, Turner International Core Growth Fund, Turner Midcap Equity Fund, Turner Quantitative Broad Market Equity Fund, Turner Small Cap Equity Fund, and Turner Quantitative Large Cap Value Fund, (collectively, the funds), as of September 30, 2008, incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the Prospectus and under the headings, "Independent Registered Public Accountants" and "Financial Statements" in the Statement of Additional Information.


                                                        /s/ KPMG LLP

Philadelphia, Pennsylvania
January 23, 2009